                                                                   EXHIBIT 10.21


                         THE 2002 RESTRICTED STOCK PLAN

                                       OF

                               WEBMD CORPORATION

                  WEBMD CORPORATION, a Delaware corporation, has adopted the 2002 Restricted Stock Plan of WebMD Corporation (the "Plan"), effective September 13, 2002, for the benefit of its eligible employees.

                  The purposes of the Plan are as follows:

                  (1) To provide an additional incentive for Employees (as such term is defined below) to further the growth, development and financial success of the Company by personally benefiting through the ownership of Company stock which recognizes such growth, development and financial success.

                  (2) To enable the Company to obtain and retain the services of Employees considered essential to the long range success of the Company by offering them an opportunity to own stock in the Company which will reflect the growth, development and financial success of the Company.

                                   ARTICLE I.

                                  DEFINITIONS

                  Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates.

                  1.1. "Administrator" shall mean the entity that conducts the general administration of the Plan as provided herein. With reference to the administration of the Plan with respect to any Restricted Stock, the term "Administrator" shall refer to the Committee unless the Board has assumed the authority for administration of the Plan generally as provided in Section 4.2.

                  1.2. "Board" shall mean the Board of Directors of the Company.

                  1.3. "Cause" shall have the meaning set forth in the applicable Award Agreement.

                  1.4. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  1.5. "Committee" shall mean the Compensation Committee of the Board, or another committee or subcommittee of the Board, appointed as provided in Section 4.1.

                  1.6. "Common Stock" shall mean the common stock of the Company, par value $.0001 per share.

                  1.7. "Company" shall mean WebMD Corporation, a Delaware corporation.

                  1.8.     "Director" shall mean a member of the Board.

                  1.9. "Employee" shall mean any employee (as defined in accordance with Section 3401(c) of the Code) of the Company, or of any corporation which is a Subsidiary; provided, however, that the term Employee shall not include any person who is an officer or Director of the Company, or any Employee whose compensation for the fiscal year or a future fiscal year may be subject to the limit on deductible compensation imposed by Section 162(m) of the Code.

                  1.10. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

                  1.11. "Fair Market Value" of a share of Common Stock as of a given date shall be (a) the closing price of a share of Common Stock on the principal exchange on which shares of Common Stock are then trading or NASDAQ, if any (or as reported on any composite index which includes such principal exchange), on such date, or if shares were not traded on such date, then on the next preceding date on which a trade occurred, or (b) if Common Stock is not publicly traded on an exchange and not quoted on NASDAQ or a successor quotation system, the Fair Market Value of a share of Common Stock as established by the Administrator acting in good faith.

                  1.12. "Grant Date" shall mean the date Restricted Stock is granted to an Employee, as specified in such Employee's Award Agreement.

                  1.13. "Holder" shall mean a person who has been granted or awarded Restricted Stock.

                  1.14. "Independent Director" shall mean a member of the Board who is not an Employee of the Company.

                  1.15. "Plan" shall mean the 2002 Restricted Stock Plan of WebMD Corporation.

                  1.16. "Restricted Stock" shall mean Common Stock awarded under Article III of the Plan.

                  1.17. "Rule 16b-3" shall mean Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time.

                  1.18. "Securities Act" shall mean the Securities Act of 1933, as amended.

                  1.19. "Subsidiary" shall mean any corporation in an unbroken chain of corporations beginning with the Company if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

                  1.20. "Termination of Employment" shall mean the time when the employee-employer relationship between a Holder and the Company or any Subsidiary is terminated for any reason, with or without Cause, including, but not by way of limitation, a termination by resignation, discharge, death, disability or retirement; but excluding terminations where there is a simultaneous reemployment or continuing employment of a Holder by the Company or any Subsidiary. The Administrator, in its absolute discretion, shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment.

                                  ARTICLE II.

                             SHARES SUBJECT TO PLAN

                  2.1. Shares Subject to Plan. The number of shares of the Company's Common Stock that may be issued as Restricted Stock under this Plan shall be 500,000; provided that such number shall be increased to 1,000,000 in the event the Company consummates the acquisition of WellMed, Inc. (the "Award Limit"). The shares of Common Stock issuable upon any awards of Restricted Stock may be either previously authorized but unissued shares or treasury shares.

                  2.2. Add-back of Shares. If any shares of Restricted Stock are surrendered by the Holder or reacquired by the Company pursuant to
Section 3.5 hereof, such shares may again be optioned, granted or awarded hereunder.

                                  ARTICLE III.

                           AWARD OF RESTRICTED STOCK

                  3.1. Eligibility. Subject to the Award Limit, Restricted Stock may be awarded to any Employee who the Committee determines is a key Employee.

                  3.2.     Award of Restricted Stock.

                           (a) The Committee may from time to time, in its absolute discretion:

                                    (i)      Determine which Employees are key
         Employees and select from among the key Employees (including Employees who have previously received Restricted Stock under the Plan) such of them as in its opinion should be awarded Restricted Stock; and

                                    (ii)     Determine and other terms and
         conditions applicable to such Restricted Stock, consistent with the Plan and set forth in an award agreement ("Award Agreement").

                           (b) Upon the selection of a key Employee to be awarded Restricted Stock, the Committee shall instruct the Secretary of the Company to issue such Restricted Stock and may impose such conditions on the issuance of such Restricted Stock as it deems appropriate.

                  3.3. Vesting and Lapse of Restrictions. Subject to Sections 3.9 and 3.10 and unless otherwise provided in the applicable Award Agreement, each share of Restricted Stock shall not be transferable until such share becomes vested, subject to the Holder's continued employment as of the applicable vesting date, as follows:

                           (a) the first installment shall consist of twenty-five percent (25%) of the shares of Restricted Stock and the restrictions on such shares shall lapse on the first (1st) anniversary of the Grant Date;

                           (b) the second installment shall consist of twenty-five percent (25%) of the shares of Restricted Stock and the restrictions on such shares shall lapse on the second (2nd) anniversary of the Grant Date;

                           (c) the third installment shall consist of twenty-five percent (25%) of the shares of Restricted Stock and the restrictions on such shares shall lapse on the third (3rd) anniversary of the Grant Date; and

                           (d) the fourth installment shall consist of twenty-five percent (25%) of the shares of Restricted Stock and the restrictions on such shares shall lapse on the fourth (4th) anniversary of the Grant Date, provided, however, that if a vesting date shall fall on a date which is during a black-out period with respect to the Common Stock to which Holder is subject, such vesting date shall be delayed until the first day after the expiration of such black-out period.

                  3.4. Rights as Stockholders. Subject to Section 3.5, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to
Section 3.6, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Restricted Stock shall be subject to the restrictions set forth in Section 3.5.

                  3.5. Restriction. All shares of Restricted Stock issued under the Plan (including any shares received by holders thereof with respect to shares of Restricted Stock as a result of stock dividends, stock splits or any other form of recapitalization) shall, in the terms of each individual Award Agreement, be subject to such restrictions as the Committee shall provide, which restrictions may include, without limitation, restrictions concerning voting rights and transferability and restrictions based on duration of employment with the Company, Company performance and individual performance; provided, however, that by action taken after the Restricted Stock is issued, the Committee may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Award Agreement. Restricted Stock may not be sold or encumbered until all restrictions are terminated or expire. A Holder's rights in unvested Restricted Stock shall lapse, and such Restricted Stock shall be surrendered to the Company without consideration, upon Termination of Employment; provided, however, that the Committee in its sole and absolute discretion may provide that such rights shall not lapse in the event of a Termination of Employment because of the Holder's death or disability; provided, further, that the Committee in its sole and absolute discretion may provide that no such lapse or surrender shall occur with respect to some or all of the unvested Restricted Stock in the event of a Termination of Employment without Cause or because of the Holder's retirement, or otherwise.

                  3.6. Escrow. The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed.

                  3.7. Legend. In order to enforce the restrictions imposed upon shares of Restricted Stock hereunder, the Committee shall cause a legend or legends to be placed on certificates representing all shares of Restricted Stock that are still subject to restrictions under Award Agreements, which legend or legends shall make appropriate reference to the conditions imposed thereby.

                  3.8. Assignment of Certificates for Vested Shares. Upon the vesting of the shares of Restricted Stock as provided in Section 3.3 and subject to Section 5.3, the Company shall cause new certificates to be assigned with respect to such vested shares and delivered to the Holder or his legal representative, free from any restrictions hereunder and free from the legend provided for in Section 3.7. Such vested shares shall cease to be considered Restricted Stock subject to the terms and conditions of the Plan and shall be shares of Common Stock of the Company free of all restrictions other than securities law restrictions or the Company's employee trading policy. Notwithstanding the foregoing, no such new certificate shall be delivered to the Holder or his legal representative unless and until the Holder or his legal representative shall have paid to the Company in cash the full amount of all federal and state (or applicable foreign) withholding or other employment taxes applicable to the taxable income of the Holder resulting from the grant of Restricted Stock or the lapse or removal of the restrictions.

                  3.9. Removal of Restrictions; Acceleration of Lapse of Restrictions, Etc.

                           (a) By resolution, the Committee may, on such terms and conditions as it deems appropriate, remove any or all of the restrictions (including without limitation, the Committee may accelerate vesting) at any time or from time to time.

                           (b) If the shares of the Company's Common Stock as a whole are increased, decreased, changed into or exchanged for a different number or kind of shares or securities of the Company, whether through merger, consolidation, reorganization, recapitalization, reclassification, stock dividend, stock split, combination of shares, exchange of shares, change in corporate structure or the like, the Committee, in its sole discretion, shall have the discretion and power to determine and to make effective provision for acceleration of the time or times at which the Restricted Stock shall vest and/or any restrictions shall lapse or be removed. In addition, in the case of the occurrence of any event described in this subsection (b), the Committee, subject to the provisions of the Plan, may make an appropriate and proportionate adjustment: (i) to the Award Limit and (ii) in the number and kind of shares of Restricted Stock, to the end that after such event the Holder's proportionate interest shall be maintained as before the occurrence of such event. Any such adjustment made by the Committee shall be final and binding upon the Holder, the Company and all other interested persons.

                           (c) The Administrator may, in its discretion, include such further provisions and limitations in any Restricted Stock, agreement or certificate, as it may deem equitable and in the best interests of the Company.

                           (d) The existence of the Plan, the Award Agreement and the Restricted Stock granted hereunder shall not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company's capital structure or its business, any merger or consolidation of the Company, any issue of stock or of options, warrants or rights to purchase stock or of bonds, debentures, preferred or prior preference stocks whose rights are superior to or affect the Common Stock or the rights thereof or which are convertible into or exchangeable for Common Stock, or the dissolution or liquidation of the company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

                  3.10. Restrictions On New Shares. In the event that the Holder receives any new or additional or different shares or securities by reason of any transaction or event described in Section 3.9(b), such new or additional or different shares or securities which are attributable to the Holder in his capacity as the registered owner of the Restricted Stock then subject to restrictions, shall be considered to be Restricted Stock and shall be subject to all of the restrictions, unless the Committee provides, pursuant to Section 3.9, for the removal or lapse of the restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities.

                  3.11. Section 83(b) Election. If, within 30 days of the Grant Date, a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

                                  ARTICLE IV.

                                 ADMINISTRATION

                  4.1. Compensation Committee. The Compensation Committee (or another committee or a subcommittee of the Board assuming the functions of the Committee under the Plan) shall consist solely of two or more Independent Directors appointed by and holding office at the pleasure of the Board, each of whom is both a "non-employee director" as defined by Rule 16b-3. Appointment of Committee members shall be effective upon acceptance of appointment. Committee members may resign at any time by delivering written notice to the Board. Vacancies in the Committee may be filled by the Board.

                  4.2. Duties and Powers of Committee. It shall be the duty of the Committee to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Award Agreements, and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith, to interpret, amend or revoke any such rules and to amend any Award Agreement provided that the rights or obligations of the Holder of Restricted Stock that is the subject of any such Award Agreement are not affected adversely by such amendment. Any such grant or award under the Plan need not be the same with respect to each Holder. In its absolute discretion, the Board may at any time and from time to time exercise any and all rights and duties of the Committee under the Plan.

                  4.3. Majority Rule; Unanimous Written Consent. The Committee shall act by a majority of its members in attendance at a meeting at which a quorum is present or by a memorandum or other written instrument signed by all members of the Committee.

                  4.4. Compensation; Professional Assistance; Good Faith Actions. Members of the Committee shall receive such compensation, if any, for their services as members as may be determined by the Board. All expenses and liabilities which members of the Committee incur in connection with the administration of the Plan shall be borne by the Company. The Committee may, with the approval of the Board, employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and the Company's officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the Committee or the Board in good faith shall be final and binding upon all Holders, the Company and all other interested persons. No members of the Committee or Board shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Restricted Stock, and all members of the Committee and the Board shall be fully protected by the Company in respect of any such action, determination or interpretation.

                  4.5. Delegation of Authority to Grant Restricted Stock. The Committee may, but need not, delegate from time to time some or all of its authority to grant Restricted Stock under the Plan to a committee consisting of one or more members of the Committee or of one or more officers of the Company. Any delegation hereunder shall be subject to the restrictions and limits that the Committee specifies at the time of such delegation of authority and may be rescinded at any time by the Committee. At all times, any committee appointed under this Section 4.5 shall serve in such capacity at the pleasure of the Committee.

                                   ARTICLE V.

                            MISCELLANEOUS PROVISIONS

                  5.1. Amendment, Suspension or Termination of the Plan. Except as otherwise provided in this Section 5.1, the Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Administrator. No amendment, suspension or termination of the Plan shall, without the consent of the Holder, alter or impair any rights or obligations under any Restricted Stock theretofore granted or awarded, unless the Award Agreement underlying such Restricted Stock itself otherwise expressly so provides. No

Restricted Stock may be granted or awarded during any period of suspension or after termination of the Plan.

                  5.2. Tax Withholding. The Company shall require payment in cash or deduction from other compensation payable to each Holder of any sums required by federal, state or local tax law to be withheld with respect to the issuance or vesting of any Restricted Stock prior to the delivery of the stock certificate. In addition, the Company may, in its sole election, cancel the Common Stock underlying the Restricted Stock in the event the Holder fails to satisfy the applicable tax withholdings within 45 days of the vesting date.

                  5.3. Forfeiture Provisions. Pursuant to its general authority to determine the terms and conditions applicable to Restricted Stock under the Plan, the Administrator shall have the right to provide, in the terms of Restricted Stock made under the Plan, or to require a Holder to agree by separate written instrument, that (a)(i) any proceeds, gains or other economic benefit actually or constructively received by the Holder upon any receipt of the Restricted Stock, or upon the receipt or resale of any Common Stock underlying the Restricted Stock, must be paid to the Company, and (ii) the Restricted Stock shall terminate and any portion of the Restricted Stock (whether or not vested) shall be forfeited, if (b)(i) a Termination of Employment occurs prior to a specified date, or within a specified time period following receipt of the Restricted Stock, or (ii) the Holder at any time, or during a specified time period, engages in any activity in competition with the Company, or which is inimical, contrary or harmful to the interests of the Company, as further defined by the Administrator or (iii) the Holder incurs a Termination of Employment for Cause.

                  5.4. Effect of Plan Upon Compensation Plans. The adoption of the Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in the Plan shall be construed to limit the right of the Company (a) to establish any other forms of incentives or compensation for Employees of the Company or any Subsidiary, or
(b) to grant or assume other rights or awards otherwise than under the Plan in connection with any proper corporate purpose including but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, partnership, limited liability company, firm or association.

                  5.5. Compliance with Laws. The Plan, the granting and vesting of Restricted Stock under the Plan and the issuance and delivery of shares of Restricted Stock under the Plan are subject to compliance with all applicable federal and state laws, rules and regulations (including but not limited to state and federal securities law and federal margin requirements) and to such approvals by any listing, regulatory or governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Any securities delivered under the Plan shall be subject to such restrictions, and the person acquiring such securities shall, if requested by the Company, provide such assurances and representations to the Company as the Company may deem necessary or desirable to assure compliance with all applicable legal requirements. To the extent permitted by applicable law, the Plan and Restricted Stock granted or awarded hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

                  5.6. Titles. Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.

                  5.7. Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of New Jersey without regard to conflicts of laws thereof.

                           [FORM OF AWARD AGREEMENT]

                           RESTRICTED STOCK AGREEMENT

                  THIS RESTRICTED STOCK AGREEMENT is made effective as of __________, 200_ (the "Grant Date"), by and between WebMD Corporation, a Delaware corporation (the "Company"), and ___________________ (the "Holder"):

                  WHEREAS, the Compensation Committee of the Company's Board of Directors or its designee has determined that it would be to the advantage and in the best interest of the Company and its stockholders to enter into this Restricted Stock Agreement (the "Agreement") pursuant to the Company's 2002 Restricted Stock Plan, (the "Plan"; all capitalized terms used herein without definition shall have the meaning ascribed to such terms in the Plan) to assign certain shares of Common Stock of the Company subject to certain restrictions thereon (hereinafter referred to as the "Restricted Stock") to the Holder in consideration of services to be rendered and as an incentive for the Holder's best performance of future services to Company and its Subsidiaries, subject to the restrictions set forth herein.

                  NOW, THEREFORE, in consideration of the mutual covenants herein contained and other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto do hereby agree as follows:

                           AWARD OF RESTRICTED STOCK

         Award of Restricted Stock.

                  In consideration of Holder's services and for other good and valuable consideration which the Committee has determined, the Company hereby awards and assigns to the Holder, on the Grant Date, ______________ shares of Restricted Stock. The Restricted Stock is awarded under and subject to the terms and conditions of the Plan.

         Not a Contract of Employment.

                    Nothing in this Agreement shall confer upon the Holder any right to continue in the employ of the Company or any Subsidiary, or shall interfere with or restrict in any way any otherwise existing rights of the Company and any Subsidiary, which are hereby expressly reserved, to discharge the Holder at any time for any reason whatsoever, with or without Cause.

         Covenants.

                  As further consideration for the grant of Restricted Stock pursuant to this Agreement, the Holder acknowledges and agrees to the covenants set forth on Annex A attached hereto.

                                  RESTRICTIONS

         Definition.

                  "Restrictions" shall mean the restrictions on sale or other transfer set forth in Section 3.2, the exposure to forfeiture set forth in
Section 2.2 and the vesting set forth in Section 2.3.

         Forfeiture.

                  Any share of Restricted Stock that is not vested pursuant to
Section 2.3 upon the Termination of Employment, death or Disability of the Holder shall thereupon be forfeited to the Company without payment.

         Vesting and Lapse of Restrictions.

                  Subject to Sections 2.4 and 2.6, each share of Restricted Stock shall not be transferable until such share becomes vested pursuant to the following:

                           the first installment shall consist of twenty-five percent (25%) of the shares of Restricted Stock and the Restrictions on such shares shall lapse on the first (1st) anniversary of the Grant Date;

                           the second installment shall consist of twenty-five percent (25%) of the shares of Restricted Stock and the Restrictions on such shares shall lapse on the second (2nd) anniversary of the Grant Date;

                           the third installment shall consist of twenty-five percent (25%) of the shares of Restricted Stock and the Restrictions on such shares shall lapse on the third (3rd) anniversary of the Grant Date; and

                           the fourth installment shall consist of twenty-five percent (25%) of the shares of Restricted Stock and the Restrictions on such shares shall lapse on the fourth (4th) anniversary of the Grant Date;

provided, however, that if a vesting date shall fall on a date which is during a black-out period with respect to the Common Stock to which Holder is subject, such vesting date shall be delayed until the first day after the expiration of such black-out period.

          Legend.

                  Certificates representing shares of Restricted Stock assigned pursuant to this Agreement shall, until all Restrictions lapse or shall have been removed and new certificates are assigned pursuant to Section 2.5, be held by the Corporation and bear the following legend:

                  "THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN VESTING REQUIREMENTS

                  UNDER THE TERMS OF THAT CERTAIN RESTRICTED STOCK AGREEMENT BY AND BETWEEN WEBMD CORPORATION (THE "COMPANY") AND THE REGISTERED OWNER OF SUCH SHARES, AND SUCH SHARES MAY NOT BE, DIRECTLY OR INDIRECTLY, OFFERED, TRANSFERRED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF UNDER ANY CIRCUMSTANCES, EXCEPT PURSUANT TO THE PROVISIONS OF SUCH AGREEMENT."

         Assignment of Certificates for Vested Shares.

                  Upon the vesting of the shares of Restricted Stock as provided in Section 2.3 and subject to Section 3.3, the Company shall cause new certificates to be assigned with respect to such vested shares and delivered to the Holder or his legal representative, free from any Restrictions and free from the legend provided for in Section 2.4; provided, that such shares shall remain subject to applicable securities laws and the Company's employee trading policy. Such vested shares shall cease to be considered Restricted Stock subject to the terms and conditions of this Agreement and shall be shares of Common Stock of the Company free of all Restrictions (other than any applicable securities law restrictions or any restrictions imposed by the Company's employee trading policy). Notwithstanding the foregoing, no such new certificate shall be delivered to the Holder or his legal representative unless and until the Holder or his legal representative shall have paid to the Company, in cash, the full amount of all federal and state (or applicable foreign) withholding or other employment taxes applicable to the taxable income of the Holder resulting from the grant of Restricted Stock or the lapse or removal of the Restrictions.

         Restrictions On New Shares.

                  In the event that the Holder receives any new or additional or different shares or securities by reason of any transaction or event described in Section 3.9(b) of the Plan, such new or additional or different shares or securities which are attributable to the Holder in his capacity as the registered owner of the Restricted Stock then subject to Restrictions, shall be considered to be Restricted Stock and shall be subject to all of the Restrictions, unless the Committee provides, for the removal or lapse of the Restrictions on the shares of Restricted Stock underlying the distribution of the new or additional shares or securities.

                                 MISCELLANEOUS

         Administration.

                  The Committee shall have the power to interpret this Agreement and all other documents relating to Restricted Stock and to adopt such rules for the administration, interpretation and application of this Agreement as are consistent therewith and to interpret, amend or revoke any such rules. All actions taken and all interpretations and determinations made by the Committee in good faith shall be final and binding upon the Holder, the Company, any Subsidiary and all other interested persons. No member of the Committee shall be personally liable for any action, determination or interpretation made in good faith with respect to the Restricted Stock and all members of the Committee shall be fully protected by the Company in respect to any such action, determination or interpretation.

         Restricted Stock Not Transferable.

                  No Restricted Stock or any interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Holder or his successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect.

         Conditions to Delivery of Stock Certificates.

                  The Company shall not be required to deliver any certificate or certificates for shares of stock pursuant to this Agreement prior to fulfillment of all of the following conditions:

                  The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee shall, in its sole discretion, determine to be necessary or advisable; and

                  The payment by the Holder of all amounts required to be withheld, under federal, state and local (or applicable foreign) tax laws, with respect to the issuance or assignment of Restricted Stock and/or the lapse or removal of any of the Restrictions; and

                  The lapse of such reasonable period of time as the Committee may from time to time establish for reasons of administrative convenience.

                  In addition, the Company may, at its sole election, cancel the Common Stock underlying the Restricted Stock in the event the Holder fails to satisfy the applicable tax withholdings within 45 days of the vesting date.

         Escrow.

                  The Secretary of the Company or such other escrow holder as the Committee may appoint shall retain physical custody of each certificate representing Restricted Stock until all of the restrictions imposed under the Award Agreement with respect to the shares evidenced by such certificate expire or shall have been removed; provided, however, that in no event shall the Holder retain physical custody of any certificates representing unvested Restricted Stock assigned to Holder.

         Notices.

                  Any notice required by this Agreement will be deemed provided and delivered to the intended recipient when (i) delivered in person by hand or, in accordance with applicable law, via the Company's e-mail or intranet site; or (ii) three days after being sent via U.S. certified mail, return receipt requested; or (iii) the day after being sent via overnight courier, in each case provided such notice is properly addressed to the following address and enclosed in a properly sealed envelope or wrapper, and with all postage and similar fees having been paid in advance.

                  If to the Company:         WebMD Corporation
                                             669 River Drive
                                             Elmwood Park, NJ  07407

                  And if to the Holder:      To the address given beneath
                                             Holder's signature hereto.

                  By a notice given pursuant to this Section 3.5, either party may hereafter designate a different address for notices to be given. Any notice which is required to be given to the Holder shall, if the Holder is then deceased, be given to the Holder's personal representative if such representative has previously informed the Company of representative's status and address by written notice under this Section 3.5.

         Rights as Stockholder.

                  Except as otherwise provided herein, upon delivery of the shares of Restricted Stock to the escrow holder pursuant to Section 3.4, the Holder shall have, unless otherwise provided by the Committee, all the rights of a stockholder with respect to said shares, subject to the restrictions in his or her Award Agreement, including the right to vote and the right to receive all dividends and other distributions paid or made with respect to the shares; provided, however, that in the discretion of the Committee, any extraordinary distributions with respect to the Restricted Stock shall be subject to the Restrictions.

         Withholding Tax.

                  The Holder agrees that, in the event of the issuance of the Restricted Stock or the expiration of Restrictions thereon results in the Holder's realization of income which for federal, state or local income tax purposes is, in the opinion for the Company, subject to withholding of tax at source by the Company, the Holder will pay to the Company an amount equal to such withholding tax prior to the Company's delivery of the Certificate.

         Titles.

                  Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of this Agreement.

         Conformity to Securities Laws.

                  The Holder acknowledges that this Agreement is intended to conform to the extent necessary with all provisions of all applicable federal and state (and applicable foreign) laws, rules and regulations (including but not limited to, the Securities Act and the Exchange Act and to such approvals by any listing, regulatory or other governmental authority as may, in the opinion of counsel for the Company, be necessary or advisable in connection therewith. Notwithstanding anything herein to the contrary, this Agreement shall be administered, and the Restricted Stock shall be assigned, only in such a manner as to conform to such laws, rules and regulations including, without limitation, Rule 16b-3. To the extent permitted by applicable law, this Agreement and the Restricted Stock assigned hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.

         Amendment.

                  This Agreement may be amended without the consent of the Holder provided that such amendment would not impair any rights of the Holder under this Agreement. No amendment of this Agreement shall, without the consent of the Holder, impair any rights of the Holder under this Agreement.

         Governing Law.

                  The laws of the State of New Jersey shall govern the interpretation, validity, administration, enforcement and performance of the terms of this Agreement regardless of the law that might be applied under principles of conflicts of laws.

          Section 83(b) Election.

                  If, within 30 days of the Grant Date, a Holder makes an election under Section 83(b) of the Code, or any successor section thereto, to be taxed with respect to all or any portion of the Restricted Stock as of the date of transfer of the Restricted Stock rather than as of the date or dates upon which the Holder would otherwise be taxable under Section 83(a) of the Code, the Holder shall deliver a copy of such election to the Company immediately after filing such election with the Internal Revenue Service.

                  IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto.


                                    WEBMD CORPORATION,
                                    a Delaware corporation


                                    By:
                                       ----------------------------------------
                                    Its:
                                        ---------------------------------------


                                    HOLDER:


                                    -------------------------------------------
                                    [Name]

                                    [Address]

                          ELECTION UNDER SECTION 83(B)

                      OF THE INTERNAL REVENUE CODE OF 1986

                  The undersigned taxpayer hereby elects, pursuant to Section 83(b) of the Internal Revenue Code of 1986, as amended, to include in gross income for 200_ the amount of any compensation taxable in connection with the taxpayer's receipt of the property described below:

                  ARTICLE I. The name, address, taxpayer identification number and taxable year of the undersigned are:

         TAXPAYER'S NAME:
                                            -----------------------------------
         SPOUSE'S NAME:
                                            -----------------------------------

         TAXPAYER'S SOCIAL SECURITY NO.:
                                            -----------------------------------

         SPOUSE'S SOCIAL SECURITY NO.:
                                            -----------------------------------

         TAXABLE YEAR:                               Calendar Year 200[ ]
                                            -----------------------------------

         ADDRESS:
                                            -----------------------------------

                  ARTICLE II. The property which is the subject of this election is _____________ shares of common stock of WebMD Corporation.

                  ARTICLE III. The property was transferred to the undersigned on ____________.

                  ARTICLE IV. The property is subject to the following restrictions: The shares of common stock are subject to forfeiture if unvested as of the date of termination of employment and are nontransferable until vested.

                  ARTICLE V. The fair market value of the property at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is: $_______ per share x ______ shares = $_________.

                  ARTICLE VI. The undersigned paid $0.00 per share x ________ shares for the property transferred or a total of $0.00.

                  The undersigned has submitted a copy of this statement to the person for whom the services were performed in connection with the undersigned's receipt of the above-described property. The undersigned taxpayer is the person performing the services in connection with the transfer of said property.

                  The undersigned will file this election with the Internal Revenue Service office to which he files his annual income tax return not later than 30 days after the date of transfer of the property. A copy of the election also will be furnished to the person for whom the services were performed. Additionally, the undersigned will include a copy of the election with his income tax return for the taxable year in which the property is transferred. The undersigned understands that this election will also be effective as an election under _____ law.

Dated:
      ------------------                     ----------------------------------
                                                           Taxpayer

The undersigned spouse of taxpayer joins in this election.

Dated:
      ------------------                     ----------------------------------
                                                       Spouse of Taxpayer

                                                (ANNEX A TO WEBMD CORPORATION'S
                                                    RESTRICTED STOCK AGREEMENT)


               TRADE SECRET AND PROPRIETARY INFORMATION
                                   COVENANTS


         Confidentiality.

                  (a) Trade Secret and Proprietary Information. I understand and acknowledge that, during the course of my employment with the Company and as a result of my having executed this Restricted Stock Agreement, I will be granted access to valuable information relating to the Company's business that provides the Company with a competitive advantage (or that could be used to the Company's disadvantage by a Competitive Business (as defined herein), which is not generally known by, nor easily learned or determined by, persons outside the Company (collectively "Trade Secret and Proprietary Information"). The term Trade Secret and Proprietary Information shall include, but shall not be limited to: (a) specifications, manuals, software in various stages of development; (b) customer and prospect lists, and details of agreements and communications with customers and prospects; (c) sales plans and projections, product pricing information, acquisition, expansion, marketing, financial and other business information and existing and future products and business plans of the Company; (d) sales proposals, demonstrations systems, sales material; (e) research and development; (f) computer programs;
         (g) sources of supply; (h) identity of specialized consultants and contractors and Trade Secret and Proprietary Information developed by them for the Company; (i) purchasing, operating and other cost data;
         (j) special customer needs, cost and pricing data; and (k) employee information (including, but not limited to, personnel, payroll, compensation and benefit data and plans), including all such information recorded in manuals, memoranda, projections, reports, minutes, plans, drawings, sketches, designs, formula books, data, specifications, software programs and records, whether or not legended or otherwise identified by the Company as Trade Secret and Proprietary Information, as well as such information that is the subject of meetings and discussions and not recorded. Trade Secret and Proprietary Information shall not include such information that I can demonstrate (i) is generally available to the public (other than as a result of a disclosure by me), (ii) was disclosed to me by a third party under no obligation to keep such information confidential or
         (iii) was known by me prior to, and not as a result of, my employment or anticipated employment with the Company or its Subsidiaries (including WellMed, Inc.).

         b. Duty of Confidentiality. I agree at all times, both during and after my employment with the Company, to hold all of the Company's Trade Secret and Proprietary Information in a fiduciary capacity for the benefit of the Company and to safeguard all such Trade Secret and Proprietary Information. I also agree that I will not directly or indirectly disclose or use any such Trade Secret and Proprietary Information to any third person or entity outside the Company, except as may be necessary in the good faith performance of my duties for the Company. I further agree that, in addition to enforcing this restriction, the Company may have other rights and remedies under the common law or applicable statutory laws relating to the protection of trade secrets. Notwithstanding anything in this Agreement to the contrary, I understand that I may disclose the Company's Trade Secret and Proprietary Information to the extent required by applicable laws or governmental regulations or judicial or regulatory process, provided that I give the Company prompt notice of any and all such requests for disclosure so that it has ample opportunity to take all necessary or desired action, to avoid disclosure.

                  Company Property. I acknowledge that: (i) all Trade Secret and Proprietary Information of the Company, (ii) computers, and computer-related hardware and software, cell phones, beepers and any other equipment provided to me by the Company, and (iii) all documents I create or receive in connection with my employment with the Company, belong to the Company, and not to me personally (collectively, "Company Property"). Such documents include, without limitation and by way of non-exhaustive example only: papers, files, memoranda, notes, correspondence, lists, e-mails, reports, records, data, research, proposals, specifications, models, flow charts, schematics, tapes, printouts, designs, graphics, drawings, photographs, abstracts, summaries, charts, graphs, notebooks, investor lists, customer/client lists, and all other compilations of information, regardless of how such information may be recorded and whether in printed form or on a computer or magnetic disk or in any other medium. I agree to return all Company Property (including all copies) to the Company immediately upon any termination of my employment, and further agree that, during and after my employment with the Company, I will not, under any circumstances, without the Company's specific written authorization in each instance, directly or indirectly disclose Company Property or any information contained in Company Property to anyone outside the Company, or otherwise use Company Property for any purpose other than the advancement of the Company's interests.

         Unfair Competition. I acknowledge that the Company has a compelling business interest in preventing unfair competition stemming from the intentional or inadvertent use or disclosure of the Company's Trade Secret and Proprietary Information and Company Property.

         Investors, Other Third-Parties, and Goodwill. I acknowledge that all Third-Parties I service or propose to service while employed by the Company are doing business with the Company and not me personally, and that, in the course of dealing with such Third-Parties, the Company establishes goodwill with respect to each such Third-Party that is created and maintained at the Company's expense ("Third-Party Goodwill"). I also acknowledge that, by virtue of my employment with the Company, I have gained or will gain knowledge of the business needs of, and other information concerning, Third-Parties, and that I would inevitably have to draw on such information were I to solicit or service any of the Third-Parties on my own behalf or on behalf of a Competitive Business (as defined herein).

         Intellectual Property and Inventions. I acknowledge that all developments, including, without limitation, the creation of new products, conferences, training/seminars, publications, programs, methods of organizing information, inventions, discoveries, concepts, ideas, improvements, patents, trademarks, trade names, copyrights, trade secrets, designs, works, reports, computer software, flow charts, diagrams, procedures, data, documentation, and writings and applications thereof relating to the past, present, or future business of the Company that I, alone or jointly with others, may have discovered, conceived, created, made, developed, reduced to practice, or acquired during my employment with the Company (collectively, "Developments") are works made for hire and shall remain the sole and exclusive property of the Company, and I hereby assign to the Company all of my rights, titles, and interest in and to all such Developments, if any. I agree to disclose to the Company promptly and fully all future Developments and, at any time upon request and at the expense of the Company, to execute, acknowledge, and deliver to the Company all instruments that the Company shall prepare, to give evidence, and to take any and all other actions that are necessary or desirable in the reasonable opinion of the Company to enable the Company to file and prosecute applications for, and to acquire, maintain, and enforce, all letters patent, trademark registrations, or copyrights covering the Developments in all countries in which the same are deemed necessary by the Company. All data, memoranda, notes, lists, drawings, records, files, investor and client/customer lists, supplier lists, and other documentation (and all copies thereof) made or compiled by me or made available to me concerning the Developments or otherwise concerning the past, present, or planned business of the Company are the property of the Company, and will be delivered to the Company immediately upon the termination of my employment with the Company.

Covenant Not to Compete with the Company.

         (a) I acknowledge that the business of the Company is national in scope, that its products and services are marketed throughout the entire United States, that the Company competes in nearly all of its business activities with other individuals or entities that are, or could be, located in nearly any part of the United States and that the nature of my services, position, and expertise are such that I am capable of competing with the Company from nearly any location in the United States.

         (b) Accordingly, in order to protect the Company's Trade Secret and Proprietary Information and Third-Party Goodwill, I acknowledge and agree that during the term of my employment with the Company and for a period of one year after the date my employment with the Company is terminated for any reason (the "Restricted Period"), I will not, without the Company's express written permission, directly or indirectly (including through the Internet), own, control, manage, operate, participate in, be employed by, or act for or on behalf of, any "Competitive Business" (as defined herein) located anywhere within the geographic boundaries of the United States.

         For purposes of this Agreement "Competitive Business" shall mean: (i) any enterprise engaged in establishing electronic linkages between individual healthcare providers, patients, and payors (including, without limitation, insurance companies, HMO's, pharmacy benefits management companies, and/or self-insured employer groups) for the purpose of facilitating or conducting financial, administrative and clinical communication and/or transactions; (ii) any enterprise engaged in developing, selling or providing physician office practice management software (POMIS) systems; (iii) any enterprise engaged in developing, selling or providing a consumer or physician Internet healthcare portal; and (iv) any enterprise engaged in any other type of business in which the Company is also engaged, or plans to be engaged, so long as I am directly involved in such business or planned business on behalf of the Company.

Non-Solicitation of Employees, Customers. In order to protect the Company's
         Trade Secret and Proprietary Information and Third-Party Goodwill, during the Restricted Period, I will not, without the Company's express written permission, directly or indirectly:

         (a) solicit, induce, hire, engage, or attempt to hire or engage any employee or independent contractor of the Company, or in any other way interfere with the Company's employment or contractual relations with any of its employees or independent contractors, nor will I solicit, induce, hire, engage or attempt to hire or engage any individual who was an employee of the Company at any time during the one (1) year period immediately prior to the termination of my employment with the Company;

         (b) contact, call upon or solicit, on behalf of a Competitive Business, any existing or prospective client, or customer of the Company who I serviced, or otherwise developed a relationship with, as a result of my employment with the Company, nor will I attempt to divert or take away from the Company the business of any such client or customer;

Injunctive Remedies. I acknowledge and agree that the restrictions contained in this Agreement are reasonably necessary to protect the legitimate business interests of the Company, and that any violation of any of the restrictions will result in immediate and irreparable injury to the Company for which monetary damages will not be an adequate remedy. I further acknowledge and agree that if any such restriction is violated, the Company will be entitled to immediate relief enjoining such violation (including, without limitation, temporary and permanent injunctions, a decree for specific performance, and an equitable accounting of earnings, profits, and other benefits arising from such violation) in any court having jurisdiction over such claim, without the necessity of showing any actual damage or posting any bond or furnishing any other security, and that the specific enforcement of the provisions of this Agreement will not diminish my ability to earn a livelihood or create or impose upon me any undue hardship. I also agree that any request for such relief by the Company shall be in addition to, and without prejudice to, any claim for monetary damages that the Company may elect to assert.

Expenses of Enforcement. I agree to reimburse the Company for any and all costs, fees (including, without limitation, reasonable attorneys' fees), expenses and disbursements of the Company in connection with the enforcement by the Company of this Agreement.

Severability Provision. I acknowledge and agree that the restrictions imposed upon me by the terms, conditions, and provisions of this Agreement are fair, reasonable, and reasonably required for the protection of the Company. In the event that any part of this Agreement is deemed invalid, illegal, or unenforceable, all other terms, conditions, and provisions of this Agreement shall nevertheless remain in full force and effect. In the event that the provisions of any of Sections 1, 2, or 3 of this Agreement relating to the geographic area of restriction, the length of restriction or the scope of restriction shall be deemed to exceed the maximum area, length or scope that a court of competent jurisdiction would deem enforceable, said area, length or scope shall, for purposes of this Agreement, be deemed to be the maximum area, length of time or scope that such court would deem valid and enforceable, and that such court has the authority under this Agreement to rewrite (or "blue-pencil") the restriction(s) at-issue to achieve this intent.

Non-Waiver. Any waiver by the Company of my breach of any term, condition, or provision of this Agreement shall not operate or be construed as a waiver of the Company's rights upon any subsequent breach.

Representations. I represent and acknowledge that neither my duties as an employee of the Company, nor my performance of this Agreement, will breach any other agreement to which I am a party including, without limitation, any agreement limiting the use or disclosure of any information acquired by me prior to my employment with the Company. I have not entered into, and agree I will not enter into, any agreement, either oral or written, in conflict herewith. In the course of performing my work for the Company, I will not disclose or make use of any information, documents, or materials that I am under an obligation to any other entity to maintain in confidence.

Waiver  of Jury Trial. TO THE MAXIMUM EXTENT PERMITTED BY LAW, I HEREBY
         KNOWINGLY, VOLUNTARILY, AND INTENTIONALLY WAIVE THE RIGHT TO A TRIAL BY JURY IN CONNECTION WITH ANY LITIGATION ARISING OUT OF, UNDER, IN CONNECTION WITH, OR IN ANY WAY RELATED TO THIS AGREEMENT. THIS INCLUDES, WITHOUT LIMITATION, ANY LITIGATION CONCERNING ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENT (WHETHER VERBAL OR WRITTEN), OR ACTION OF THE COMPANY OR ME, OR ANY EXERCISE BY THE COMPANY OR ME OF OUR RESPECTIVE RIGHTS UNDER THIS AGREEMENT OR IN ANY WAY RELATING TO THIS AGREEMENT. I FURTHER ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT FOR THE COMPANY TO ISSUE AND ACCEPT THIS AGREEMENT.